UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2006
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI		48034
(Address of principal executive offices)		(Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
As announced on March 28, 2006, Lear Corporation (“Lear”) entered into an agreement in principle to contribute substantially all of its European Interior products business to International Automotive Components Group, LLC (“IAC”), Lear’s joint venture with WL Ross & Co. LLC (“WLR”) and Franklin Mutual Advisers LLC (“Franklin”). Pursuant to that agreement in principle, on July 20, 2006, Lear entered into a Sale and Purchase Agreement (the “Purchase Agreement”) by and among Lear, IAC and certain subsidiaries of each company. Lear issued a press release on July 20, 2006 announcing the Purchase Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Pursuant to the Purchase Agreement, Lear will contribute substantially all of its European Interiors Systems Division (“ISD Europe”) to IAC in exchange for 34% of the outstanding common equity of IAC, on a fully diluted basis, subject to adjustment. ISD Europe includes Lear’s interior components business in Europe (other than Italy and one facility in France), consisting of nine manufacturing facilities supplying door panels, overhead systems, instrument panels, cockpits and interior trim to various original equipment manufacturers. IAC presently owns the European interiors operations formerly held by Collins & Aikman Corporation.
The closing of the transactions contemplated by the Purchase Agreement (the “European ISD Transaction”) is subject to various conditions, including the receipt of required third-party consents, as well as other closing conditions customary for transactions of this type. Lear expects the transaction to close in the third quarter of 2006. In connection with the European ISD Transaction, Lear will enter into various ancillary agreements providing Lear with customary minority shareholder rights and registration rights with respect to its equity interest in IAC. The European ISD Transaction does not include Lear’s interior components operations in North America. However, Lear, WLR and Franklin are continuing to operate under the Framework Agreement entered into in October 2005 with regard to these operations. No assurances can be given that the joint venture between IAC and Lear will be consummated on the terms contemplated or at all.
In connection with the European ISD Transaction, Lear expects to recognize a loss on sale of approximately $40 million in the fiscal period in which the transaction is completed.
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to such agreement, filed as Exhibit 10.1 hereto, which is hereby incorporated by reference herein.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

10.1	Sale and Purchase Agreement dated as of July 20, 2006 by and among Lear Corporation, Lear East European Operations S.a.r.L., Lear Holdings (Hungary) Kft, Lear Corporation GmbH, Lear

Corporation Sweden AB, Lear Corporation Poland Sp. zo. o., International Automotive Components Group LLC, International Automotive Components Group SARL, International Automotive Components Group Limited, International Automotive Components Group GmbH and International Automotive Components Group AB.

99.1	Press Release of Lear Corporation issued July 20, 2006.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION, a Delaware corporation
Date: July 21, 2006	By:	/s/ Daniel A. Ninivaggi
	Name:	Daniel A. Ninivaggi
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sale and Purchase Agreement dated as of July 20, 2006 by and among Lear Corporation, Lear East European Operations S.a.r.L., Lear Holdings (Hungary) Kft, Lear Corporation GmbH, Lear Corporation Sweden AB, Lear Corporation Poland Sp. zo. o., International Automotive Components Group LLC, International Automotive Components Group SARL, International Automotive Components Group Limited, International Automotive Components Group GmbH and International Automotive Components Group AB.

99.1	Press Release of Lear Corporation issued July 20, 2006.